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                                                                     Exhibit 5.1

                             650 PAGE MILL ROAD
                      PALO ALTO, CALIFORNIA 94304-1050
               TELEPHONE 650-493-9300   FACSIMILE 650-493-6811
                                WWW.WSGR.COM


                                July 8, 1999


Micron Technology, Inc.
8000 South Federal Way
Boise, ID  83707-0006

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities Exchange Commission on or about July 9, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 70,645 shares of your Common Stock reserved for issuance under the Micron Technology, Inc. MQD Stock Bonus Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

     It is our opinion that, upon completion of the proceedings being taken, or contemplated by us as your counsel to be taken by you, prior to issuance of the shares pursuant to the Registration Statement, including the Prospectus constituting part of and incorporated by reference into the Registration Statement, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, and in accordance with the Company's Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and amendment thereto.


                                       Very truly yours,

                                       /s/ WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation